                                                                    EXHIBIT 4.26

                                 WAM!NET INC.


                            A Minnesota Corporation



No. 1                                                  878,527 Shares of Class C
                                                     Convertible Preferred Stock


          This certifies that Silicon Graphics, Inc. is the registered holder of
                              ----------------------
Eight Hundred Seventy-eight Thousand Five Hundred Twenty-seven Shares of Class C Convertible Preferred Stock, par value $0.01 per share (see reverse side), transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

          IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers this 4th day of March, 1999.

                              /s/ Edward J. Driscoll III
                              --------------------------
                              Edward J. Driscoll III, President

                              /s/ Edward J. Driscoll, Jr.
                              ---------------------------
                              Edward J. Driscoll, Jr. Secretary

          The Class C Convertible Preferred Stock has the rights and preferences, and is subject to mandatory redemption, as set forth in the Certificate of Designation of Class C Preferred Stock as filed of record with the Minnesota Secretary of State on March 4, 1999.

          The securities evidenced hereby are subject to the terms of that certain Stockholders Agreement, dated as of March 4, 1999, by and among the Corporation, Silicon Graphics, Inc. and MCI WORLDCOM, Inc., including certain restrictions on transfer. A copy of this Agreement has been filed with the Secretary of the Corporation and is available upon request. The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be resold, transferred or otherwise disposed of other than in a transaction exempt from, or not subject to, the registration requirements of the Act or pursuant to an effective registration statement hereunder.

          For value received, ______________________________ does hereby sell, assign and transfer unto ____________________________

          _____________________________________ Shares represented by the within
Certificate and does hereby irrevocably constitute and appoint
_____________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated:


Note: The signature on this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement or any change whatever.

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